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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 4, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of Schwab Money Market Portfolio, Schwab MarketTrack Growth Portfolio II, and Schwab S&P 500 Portfolio (constituting Schwab Annuity Portfolios) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ Pricewaterhouse Coopers LLP
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San Francisco, California
April 30, 2000